Exhibit 5.1

JODIE M. BOURDET

(415) 693-2054

jbourdet@cooley.com

November 1, 2007

Silicon Graphics, Inc.

1140 E. Arques Ave.

Sunnyvale, CA 94085

Ladies and Gentlemen:

We have acted as counsel to Silicon Graphics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by various Prospectus Supplements, will provide for the registration by the Company of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Such Common Stock is being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”); and the aggregate public offering price of the shares (the “Shares”) of Common Stock being registered is $100,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800   T: (415) 693-2000   F: (415) 693-2222   WWW.COOLEY.COM

November 1, 2007

Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of the Shares, when (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable Securities Act Rules, (iii) if the Shares are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company, (iv) the Company’s Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and sale of the Shares and related matters and (v) the issuance and sale of the Shares does not violate any applicable law, the certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the Shares, when issued and sold, against payment therefor, as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplement(s) in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion rendered herein is only as of the date hereof and we undertake no obligation to update this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ Jodie M. Bourdet
Jodie M. Bourdet

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800   T: (415) 693-2000   F: (415) 693-2222   WWW.COOLEY.COM